Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

Second Quarter 2025 Financial Results

Same store sales increased 2.1% over last year; outperforms the Q2 Adjusted NICS data

Gross margin up 80 basis points versus last year

Improves its full year 2025 Outlook

WEST JORDAN, Utah, September 4, 2025--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended August 2, 2025.

“I’m encouraged by the progress our team is making as we advance our transformation strategy. In the second quarter, we delivered 2.1% same store sales growth—our second consecutive quarter of positive comps—despite ongoing consumer headwinds and a tough June comparison,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “Our focus on localizing assortments and shifting to digital-first marketing is already driving results, with markets like Alaska delivering high single-digit growth. At the same time, our firearms business once again outperformed the industry, underscoring our continued share gains. These results highlight the effectiveness of our strategy and the competitive advantages we’re building for profitable long-term growth. We remain focused on executing our seasonal merchandising plan to drive working capital efficiencies, which will support further debt reduction.”

For the thirteen weeks ended August 2, 2025:

•
Net sales were $293.9 million, compared to $288.7 million in the second quarter of fiscal year 2025, an increase of 1.8%. The net sales increase was primarily due to increased sales in our Fishing and Hunting and Shooting Sports departments, eCommerce channel growth, and improved in-stocks, partially offset by softer sales in other departments.
•
Same store sales increased 2.1% during the second quarter of fiscal year 2025, compared to the second quarter of fiscal year 2024, primarily as a result of the same factors noted above that drove net sales growth.
•
Gross margin was $93.9 million, or 32.0% of net sales, compared to $90.0 million, or 31.2% of net sales, in the second quarter of fiscal year 2024. This 80 basis-point improvement, was largely driven by improved overall product margins from healthier inventory and increased sales from our fishing department, which carries a relatively higher gross margin.
•
Selling, general, and administrative (SG&A) expenses were $97.2 million, or 33.1% of net sales, compared to $94.3 million, or 32.7% of net sales, in the second quarter of fiscal year 2024. This increase, reflects reinvestment in our customer facing areas, including store labor and digital marketing to drive sales and omnichannel traffic.

•
Net loss was $(7.1) million, compared to a net loss of $(5.9) million in the second quarter of fiscal year 2024. Adjusted net loss was $(4.7) million compared to adjusted net loss of $(5.3) million in the second quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA improved to $8.3 million, compared to $7.4 million in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.18) compared to diluted loss per share of $(0.16) in the corresponding prior-year period. Adjusted diluted loss per share was $(0.12) compared to adjusted diluted loss per share of $(0.14) in the second quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).

For the twenty-six weeks ended August 2, 2025:

•
Net sales were $543.0 million, an increase of 1.9%, compared to the first six months of fiscal year 2024. The net sales increase was primarily due to increased sales in our Fishing and Hunting and Shooting Sports departments driven by improved core product in-stocks, and eCommerce channel growth, partially offset by softer sales in other departments.
•
Same store sales increased 2.0% compared to the first six months of fiscal year 2024, primarily as a result of the same factors noted above that drove net sales growth.
•
Gross profit was $169.6 million or 31.2% of net sales, compared to $163.8 million or 30.7% of net sales for the first six months of fiscal 2024. This increase as a percentage of net sales was primarily due to favorable mix and rate improvements from our fishing business, which carries a higher gross margin rate profile and improved overall margins from healthier inventory.
•
SG&A expenses increased to $192.4 million or 35.4% of net sales, compared with $188.8 million or 35.4% of net sales for the first six months of fiscal year 2024, due to a reinvestment into customer facing and sales driving areas of the business including store payroll, partially offset by leverage gained from higher sales.
•
Net loss was $(28.3) million, compared to net loss of $(24.0) million in the prior year period. Adjusted net loss was $(20.3) million, compared to adjusted net loss of $(23.1) million in the first six months of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA was $(0.7) million compared to $(1.3) million in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.74), compared to diluted loss per share of $(0.64) in the first six months of fiscal year 2024. Adjusted diluted loss per share was $(0.53), compared to adjusted diluted loss per share of $(0.61) in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of August 2, 2025:

•
The Company ended the second quarter with net debt of $195.1 million, comprised of $151.2 million of borrowings outstanding under the Company’s revolving credit facility, $43.9 million of net borrowings outstanding under the Company’s term loan facility, and $1.8 million of cash and cash equivalents. Inventory at the end of the second quarter was $443.5 million, an increase of $80.1 million, compared with the same period in fiscal year 2024. Inventory was intentionally pulled forward in the second quarter to be on-time and ready for the key late summer and fall hunting seasons, and represents peak inventory for the year.

•
Total liquidity was $109.5 million as of the end of the second quarter of fiscal year 2025, comprised of $107.7 million of availability on the revolving credit facility and $1.8 million of cash and cash equivalents.
•
The Company exercised its $20 million deferred draw feature on the term loan, further strengthening the balance sheet.

Fiscal Year 2025 Outlook:

“Our second quarter results reflect the deliberate and disciplined approach we are taking to simplify assortments, improve working capital efficiency, and drive margin improvement,” said Jennifer Fall Jung, Chief Financial Officer of Sportsman’s Warehouse. “We made a strategic decision to build inventory ahead of the critical late summer and fall hunting seasons, with a focus on depth in core products, and regionally relevant items that turn faster and are supported by predictable demand. Importantly, we expect to exit 2025 with total inventory below last year’s level, demonstrating our progress in improving inventory productivity. We remain confident that the second quarter represents our peak debt and inventory levels for the year and that both will decline as we sell through seasonal product, generate improved EBITDA, and pay down debt in the back half of 2025.”

The Company is improving its sales guidance for fiscal year 2025 and expects net sales to be in the range of flat to up 3.5% and reaffirming adjusted EBITDA to be in the range of $33 million to $45 million. The Company continues to expect capital expenditures for 2025 to be in the range of $20 million to $25 million, primarily consisting of technology investments relating to merchandising, store productivity and general store maintenance. The Company anticipates opening one new store in November 2025 in Surprise, Arizona.

The Company has not reconciled expected adjusted EBITDA for fiscal year 2025 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA.

Conference Call Information:

A conference call to discuss second quarter 2025 financial results is scheduled for September 4, 2025, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus expenses incurred relating to director and officer transition costs, estimated tax benefit had the company not been in a deferred tax asset valuation allowance position, and expenses that we do not believe are indicative of our ongoing operations. Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines Adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, expenses related to director and officer transitions, and expenses that we do not believe are indicative of our ongoing operations. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release. As noted above, the Company has not provided a reconciliation of fiscal year 2025 guidance for Adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Management uses this information as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our plan to reduce debt levels in the second half of 2025, our expectation to exit 2025 with total inventory below last year’s level; our guidance for net sales, Adjusted EBITDA and capital expenditures for fiscal year 2025; and our expectation to open one new store in fiscal year 2025. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions, including an increased focus on financial discipline and rigor throughout the Company’s organization; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on April 2, 2025, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	August 2, 2025	% of net sales	August 3, 2024	% of net sales	YOY Variance
Net sales	$293,899	100.0%	$288,734	100.0%	$5,165
Cost of goods sold	199,950	68.0%	198,716	68.8%	1,234
Gross profit	93,949	32.0%	90,018	31.2%	3,931

Operating expenses:
Selling, general and administrative expenses	97,166	33.1%	94,341	32.7%	2,825
Loss from operations	(3,217)	(1.1%)	(4,323)	(1.5%)	1,106
Interest expense	3,769	1.3%	3,183	1.1%	586
Other losses	-	0.0%	457	0.2%	(457)
Loss before income taxes	(6,986)	(2.4%)	(7,963)	(2.8%)	977
Income tax expense (benefit)	97	0.0%	(2,057)	(0.7%)	2,154
Net loss	$(7,083)	(2.4%)	$(5,906)	(2.1%)	$(1,177)

Loss per share
Basic	$(0.18)		$(0.16)		$(0.02)
Diluted	$(0.18)		$(0.16)		$(0.02)

Weighted average shares outstanding
Basic	38,376		37,751		625
Diluted	38,376		37,751		625

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Twenty-Six Weeks Ended

	August 2, 2025	% of net sales	August 3, 2024	% of net sales	YOY Variance
Net sales	$543,002	100.0%	$532,974	100.0%	$10,028
Cost of goods sold	373,410	68.8%	369,170	69.3%	4,240
Gross profit	169,592	31.2%	163,804	30.7%	5,788

Operating expenses:
Selling, general and administrative expenses	192,422	35.4%	188,754	35.4%	3,668
Loss from operations	(22,830)	(4.2%)	(24,950)	(4.7%)	2,120
Interest expense	6,664	1.2%	6,091	1.1%	573
Other losses	76	0.0%	457	0.1%	(381)
Loss before income taxes	(29,570)	(5.4%)	(31,498)	(5.9%)	1,928
Income tax benefit	(1,233)	(0.2%)	(7,526)	(1.4%)	6,293
Net loss	$(28,337)	(5.2%)	$(23,972)	(4.5%)	$(4,365)

Loss per share
Basic	$(0.74)		$(0.64)		$(0.10)
Diluted	$(0.74)		$(0.64)		$(0.10)

Weighted average shares outstanding
Basic	38,260		37,659		601
Diluted	38,260		37,659		601

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	August 2,	February 1,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$1,804	$2,832
Accounts receivable, net	2,666	2,410
Merchandise inventories	443,499	341,958
Prepaid expenses and other	20,339	18,802
Total current assets	468,308	366,002
Operating lease right of use asset	317,813	316,499
Property and equipment, net	160,997	167,838
Goodwill	1,496	1,496
Definite lived intangibles, net	239	267
Total assets	$948,853	$852,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$90,122	$64,041
Accrued expenses	99,002	95,946
Income taxes payable	229	194
Operating lease liability, current	52,263	49,128
Revolving line of credit	151,215	74,654
Total current liabilities	392,831	283,963
Long-term liabilities:
Deferred income taxes	—	946
Term loan, net	43,851	24,067
Operating lease liability, noncurrent	303,284	307,422
Total long-term liabilities	347,135	332,435
Total liabilities	739,966	616,398

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 38,413 and 38,103 shares issued and outstanding, respectively	384	380
Additional paid-in capital	87,516	86,000
Accumulated earnings	120,987	149,324
Total stockholders’ equity	208,887	235,704
Total liabilities and stockholders’ equity	$948,853	$852,102

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Twenty-Six Weeks Ended
	August 2,	August 3,
	2025	2024
Cash flows from operating activities:
Net loss	$(28,337)	$(23,972)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	19,765	20,522
Amortization of discount on debt and deferred financing fees	285	80
Amortization of definite lived intangible	17	30
Loss on asset dispositions	64	473
Deferred income taxes	(946)	(7,533)
Stock-based compensation	1,620	2,391
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(257)	(176)
Operating lease assets and liabilities	(2,320)	(3,227)
Merchandise inventories	(101,541)	(8,725)
Prepaid expenses and other	(1,612)	2,995
Accounts payable	24,261	(1,367)
Accrued expenses	2,167	2,525
Income taxes payable and receivable	35	(148)
Net cash used in operating activities	(86,799)	(16,132)
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(11,180)	(7,686)
Proceeds from sale of property and equipment	11	55
Net cash used in investing activities	(11,169)	(7,631)
Cash flows from financing activities:
Net borrowings on line of credit	76,561	5,011
Borrowings on term loan	20,000	25,000
Increase (decrease) in book overdraft	903	(5,917)
Proceeds from issuance of common stock per employee stock purchase plan	97	208
Payment of withholdings on restricted stock units	(196)	(148)
Payment of deferred financing costs and discount on term loan	(425)	(972)
Net cash provided by financing activities	96,940	23,182
Net change in cash and cash equivalents	(1,028)	(581)
Cash and cash equivalents at beginning of period	2,832	3,141
Cash and cash equivalents at end of period	$1,804	$2,560

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net loss to adjusted net loss and (ii) GAAP diluted loss per share to adjusted diluted loss per share:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Numerator:
Net loss	$(7,083)	$(5,906)	$(28,337)	$(23,972)
Director and officer transition costs (1)	500	106	500	430
Valuation allowance (2)	1,843	-	7,489	-
Cancelled contract (3)	-	706	-	706
Legal accrual (4)	283	-	283	-
Less tax benefit	(196)	(210)	(196)	(271)
Adjusted net loss	$(4,653)	$(5,304)	$(20,261)	$(23,107)

Denominator:
Diluted weighted average shares outstanding	38,376	37,751	38,260	37,659

Reconciliation of loss per share:
Diluted loss per share:	$(0.18)	$(0.16)	$(0.74)	$(0.64)
Impact of adjustments to numerator and denominator	0.06	0.02	0.21	0.03
Adjusted diluted loss per share:	$(0.12)	$(0.14)	$(0.53)	$(0.61)

(1) Represents expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.
(2) Represents estimated tax benefit had the company not been in a deferred tax asset valuation allowance position.
(3) Represents fees and expenses related to a settlement in the cancellation of a contract related to our information technology systems.
(4) Represents an accrual for a legal settlement and related fees and expense.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliation of GAAP net loss to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net loss	$(7,083)	$(5,906)	$(28,337)	$(23,972)
Interest expense	3,769	3,183	6,664	6,091
Income tax benefit	97	(2,057)	(1,233)	(7,526)
Depreciation and amortization	9,922	10,160	19,782	20,552
Stock-based compensation expense (1)	827	1,217	1,620	2,391
Director and officer transition costs (2)	500	106	500	430
Cancelled contract (3)	-	706	-	706
Legal accrual (4)	283	-	283	-
Adjusted EBITDA	$8,315	$7,409	$(721)	$(1,328)

(1) Represents non-cash expenses related to equity instruments granted to employees under our equity incentive plan and employee stock purchase plan.
(2) Represents expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.
(3) Represents fees and expenses related to a settlement in the cancellation of a contract related to our information technology systems.
(4) Represents an accrual for a legal settlement and related fees and expenses.